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                                                                    EXHIBIT 11.1

                                 MASSBANK CORP.
                               Earnings Per Share

     The following is a calculation of earnings per share for the three months ended March 31, 2002 and 2001.

                                                           Three Months Ended
Calculation of Basic                                            March 31,
  Earnings Per Share                                       2002          2001
------------------------------                          ----------   ----------

Net Income                                              $2,650,000   $2,745,000
                                                        ----------   ----------

Average common shares outstanding                        3,164,654    3,150,167

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                       (8,800)     (17,600)
                                                        ----------    ---------

Weighted average shares outstanding                      3,155,854    3,132,567
                                                        ----------   ----------

Earnings per share (in dollars)                         $     0.84   $     0.88
                                                        ----------   ----------


                                                           Three Months Ended
Calculation of Diluted                                          March 31,
  Earnings Per Share                                       2002          2001
------------------------------                          ----------   ----------

Net Income                                              $2,650,000   $2,745,000
                                                        ----------   ----------

Average common shares outstanding                        3,164,654    3,150,167

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                                       (8,800)     (17,600)

Dilutive stock options                                      85,222       73,823
                                                        ----------   ----------

Weighted average shares outstanding                      3,241,076    3,206,390
                                                        ----------   ----------

Earnings per share (in dollars)                         $     0.82   $     0.86
                                                        ----------   ----------